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                                                                      EXHIBIT 11
                                 FURON COMPANY

                      Computation of Net Income Per Share



                                                       Three months ended                   Nine months ended
                                                   --------------------------        ------------------------------
                                                  October 29,      October 30,       October 29,        October 30,
                                                     1994             1993               1994              1993
- - - -------------------------------------------------------------------------------------------------------------------
PRIMARY NET INCOME PER SHARE

    Earnings
      Net income                                  $3,357,000       $2,220,000        $8,438,000         $5,559,000
                                                  ==========       ==========        ==========         ==========

    Shares
      Weighted average number
      of common shares
      outstanding                                  8,710,380        8,621,651         8,685,491          8,612,698

    Shares issuable from assumed
    exercise of stock options                        325,631          125,031           282,395            243,088
                                                  ----------       ----------        ----------         ----------

    Average shares as adjusted                     9,036,011        8,746,682         8,967,886          8,855,786
                                                  ==========       ==========        ==========         ==========

Primary net income per share                      $      .37       $      .25        $      .94         $      .63
                                                  ==========       ==========        ==========         ==========

FULLY DILUTED NET INCOME PER SHARE

    Earnings
      Net income                                  $3,357,000       $2,220,000        $8,438,000         $5,559,000
                                                  ==========       ==========        ==========         ==========

    Shares
      Weighted average number
      of common shares outstanding                 8,710,380        8,621,651         8,685,491          8,612,698

      Shares issuable from assumed
      exercise of stock options                      415,548          125,050           418,815            243,129
                                                  ----------       ----------        ----------         ----------

      Average shares as adjusted
      for full dilution                            9,125,928        8,746,701         9,104,306          8,855,827
                                                  ----------       ----------        ----------         ----------

Fully diluted net income per share                $      .37       $      .25        $      .93         $      .63
                                                  ==========       ==========        ==========         ==========





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